EXHIBIT 99.1
                                                                   ------------


[GRAPHIC OMITTED]                                                        Movado
[LOGO - MOVADO GROUP INC.]                                                 Ebel
                                                                        Concord
                                                                      ESQ SWISS
                                                                  Coach Watches
                                                         Tommy Hilfiger Watches
                                                              Hugo Boss Watches
                                                          Juicy Couture Watches


CONTACT:     Investor Relations
             Suzanne Michalek
             Vice President, Corporate Communications
             201-267-8000

             Financial Dynamics
             Melissa Myron/Rachel Albert
             212-850-5600

-------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
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              MOVADO GROUP, INC. ANNOUNCES SECOND QUARTER RESULTS

                        ~ GROSS MARGIN EXPANDS TO 62% ~
                  ~ OPERATING PROFIT INCREASES 14.6% FROM LY~


         PARAMUS, NJ - SEPTEMBER 7, 2006 -- MOVADO GROUP, INC. (NYSE: MOV), today announced second quarter results for the period ended July 31, 2006.

SECOND QUARTER FISCAL 2007
--------------------------

o    Net sales increased 9.8% to $126.6 million from $115.3 million last year.

o Comparable store sales increased 9.3% at the Company's Movado boutiques versus a 2.3% increase in the year-ago period.

o Gross margin improved 130 basis points to 62.0% compared to 60.7% last year.

o Operating profit increased 14.6% to $14.1 million, or 11.1% of sales, versus $12.3 million, or 10.7% of sales in the year-ago period.

o    Net interest expense was $0.3 million versus $0.9 million last year:

     o Interest expense for the quarter was the same as the year-ago period, $0.9 million, with average borrowings in the quarter of $99.3 million at an average borrowing rate of 3.7%.

     o Interest income for the quarter was $0.6 million due to short term investments of cash-on-hand resulting from the repatriation of foreign earnings under the American Jobs Creation Act.

o Income tax expense of $2.4 million reflects a 17.5% tax rate in the second quarter compared to income tax expense of $2.9 million, or a 25.0% tax rate, recorded last year. The favorable tax rate benefited second quarter diluted earnings per share by $0.04 and reflects the continued utilization of a Swiss net operating loss carryforward (NOL) acquired with the Ebel brand in fiscal 2005. The Company anticipates maintaining the 17.5% tax rate for the balance of fiscal 2007.

o Net income increased to $11.3 million, or $0.43 per diluted share, compared to net income of $8.6 million, or $0.33 per diluted share, in the prior year period.

FIRST HALF FISCAL 2007
----------------------

o    Net sales increased 10.5% to $224.3 million from $203.1 million last year.

o Comparable store sales increased 7.0% at the Company's Movado boutiques versus a 2.7% comparable store sales gain in the year-ago period.

o    Gross margin was 61.6% compared to 60.5% last year.

o Operating profit was $17.5 million versus $14.4 million in the year-ago period.

o    Net interest expense was $0.4 million versus $1.7 million last year:

     o Interest expense for the first half of fiscal 2007 was $1.9 million compared to $1.8 million in the year-ago period. Average borrowings for the year-to-date period were $102.8 million at an average borrowing rate of 3.6%.

     o Interest income for the first half of fiscal 2007 was $1.5 million due to short term investments of cash-on-hand resulting from the repatriation of foreign earnings under the American Jobs Creation Act.

o Net income was $14.2 million, or $0.54 per diluted share, compared to net income of $9.5 million, or $0.37 per diluted share, in the prior year period.

         Efraim Grinberg, President and Chief Executive Officer, commented, "We are very pleased with our performance for the first half of this year. Our strong results reflect the continued customer appeal of our diverse portfolio of brands, including the growing prominence of Ebel around the world, the introduction of our new Hugo Boss watch collection, and the very successful launch and delivery of Series 800, a bold new sport collection from Movado.
Looking ahead to the fall season, we are excited about the multitude of powerful marketing programs we have in place to support each of our brands."

         Rick Cote, Executive Vice President and Chief Operating Officer, stated, "Improving our financial returns - namely operating margin - remains a top priority for our company. We are encouraged by the continued momentum we experienced in the second quarter with solid expansion achieved in both our gross margin and operating margin results."

         Movado Group continues to project fiscal 2007 diluted earnings per share to range between $1.53 and $1.58. This guidance includes an approximate $0.08 per diluted share expense associated with the adoption of FASB 123R and the shift in the composition of the Company's equity-based compensation plan from options toward restricted stock.

         The Company's management will host a conference call today, September 7, 2006 at 10:00 a.m. Eastern Time to discuss its second quarter financial results. A live broadcast of the call will be available on the Company's website: www.movadogroup.com. This call will be archived online within one hour of the completion of the conference call.


Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger and HUGO BOSS watches worldwide, and operates Movado boutiques and company stores in the United States. The Company plans to launch Juicy Couture watches in the fall of 2006 and LACOSTE watches in the spring of 2007.


THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF NEWLY ACQUIRED AND/OR LICENSED BRANDS WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE FASHION AND RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY, COMMODITY PRICE AND EXCHANGE RATE
FLUCTUATIONS, CHANGES IN LOCAL OR GLOBAL ECONOMIC CONDITIONS, AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.



                               (Tables to follow)

                    MOVADO GROUP, INC.
           CONSOLIDATED STATEMENTS OF OPERATIONS
          (IN THOUSANDS, EXCEPT PER SHARE DATA)
                       (UNAUDITED)

                                                       --------------------------          --------------------------
                                                            THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                 JULY 31,                            JULY 31,
                                                       --------------------------          --------------------------
                                                          2006             2005               2006             2005
                                                       --------------------------          --------------------------
Net sales                                              $ 126,588        $ 115,326          $ 224,332        $ 203,082

Cost of sales                                             48,076           45,340             86,230           80,258
                                                       ---------        ---------          ---------        ---------

Gross profit                                              78,512           69,986            138,102          122,824

Selling, general and administrative expenses              64,438           57,701            120,594          108,400
                                                       ---------        ---------          ---------        ---------

Operating profit                                          14,074           12,285             17,508           14,424

Interest expense                                            (919)            (926)            (1,862)          (1,804)
Interest income                                              616               42              1,507              111
Minority interest                                            (15)              --                 64               --
                                                       ---------        ---------          ---------        ---------

Income before income taxes                                13,756           11,401             17,217           12,731

Income tax                                                 2,407            2,850              3,013            3,183
                                                       ---------        ---------          ---------        ---------

Net income                                             $  11,349        $   8,551          $  14,204        $   9,548
                                                       =========        =========          =========        =========

Net income per diluted share                           $    0.43        $    0.33          $    0.54        $    0.37
Shares used in per share computation                      26,584           26,126             26,506           26,074


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

                    MOVADO GROUP, INC.
               CONSOLIDATED BALANCE SHEETS
                      (in thousands)
                       (Unaudited)

                                                             JULY 31,            JANUARY 31,            JULY 31,
                                                               2006                 2006                 2005
                                                             --------            -----------            --------
ASSETS

       Cash and cash equivalents                             $ 78,126              $123,625              $ 50,323
       Trade receivables, net                                 128,416               109,852               108,775
       Inventories                                            215,461               198,582               203,047
       Other                                                   34,712                26,596                33,392
                                                             --------              --------              --------
           Total current assets                               456,715               458,655               395,537
                                                             --------              --------              --------

       Property, plant and equipment, net                      51,931                52,168                52,687
       Other assets                                            40,464                39,069                38,519
                                                             --------              --------              --------
                                                             $549,110              $549,892              $486,743
                                                             ========              ========              ========

LIABILITIES AND SHAREHOLDERS' EQUITY


       Loans payable to banks                                $      0              $      0              $ 37,500
       Current portion of long-term debt                        5,000                 5,000                    --
       Accounts payable                                        40,266                35,529                35,283
       Accrued liabilities                                     31,990                43,065                41,129
       Deferred and current taxes payable                       2,550                 8,227                 4,756
                                                             --------              --------              --------
           Total current liabilities                           79,806                91,821               118,668
                                                             --------              --------              --------

       Long-term debt                                          91,978               104,955                45,000
       Deferred and non-current income taxes                   13,278                11,947                 9,031
       Other liabilities                                       20,112                19,491                17,363
       Minority interest                                          245                    --                    --
       Shareholders' equity                                   343,691               321,678               296,681
                                                             --------              --------              --------
                                                             $549,110              $549,892              $486,743
                                                             ========              ========              ========


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